Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

REX ENERGY CORPORATION

Adopted as of May 9, 2011

These Bylaws are subject to, and governed by, the General Corporation Law of the State of Delaware (the “DGCL”), and the certificate of incorporation (as the same may be amended and restated from time to time, the “Certificate of Incorporation”) of Rex Energy Corporation, a Delaware corporation (the “Corporation”). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the DGCL or the provisions of the Certificate of Incorporation, such conflicting provisions of the DGCL or the Certificate of Incorporation, as the case may be, will be controlling.

ARTICLE I

OFFICES

Section 1.01. Registered Office. The registered office of the Corporation in the State of Delaware will be in the City of Wilmington, County of New Castle, until a different office is established by resolution of the Board of Directors and a certificate certifying the change is filed in the manner provided by applicable law.

Section 1.02. Other Offices. The Corporation may also have offices at such other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 2.01. Place of Meeting. All meetings of the stockholders will be held at such place, if any, within or outside the State of Delaware as may be designated by the Board of Directors in the notice of such meeting (or by the chairman of the board, the chief executive officer or the president calling a meeting pursuant to Section 2.03 of these Bylaws).

Section 2.02. Annual Meetings. The Board of Directors will fix and designate the date, time and place, if any, of the annual meeting of the stockholders. At said meeting the stockholders then entitled to vote shall elect directors and shall transact such other business properly brought before the meeting in accordance with these Bylaws.

Section 2.03. Special Meetings. Except as otherwise required by applicable law, the Certificate of Incorporation or any certificate of designations, special meetings of the stockholders may be called at any time by the chairman of the board, by a majority of the Board of Directors, by the chief executive officer or by the president.

Section 2.04. Notice of Meeting. Written or printed notice or notice by a form of electronic transmission (as that term is defined in Section 232 of the DGCL), stating (a) the place, if any, date and time of the meeting, (b) the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, (c) the record date for determining the stockholders entitled to vote at such meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), and (d) the nature of the business to be considered shall be delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, unless otherwise required by law, either personally, by mail or by other lawful means, to each stockholder of record entitled to vote at such meeting as of the record date for determining the shares entitled to notice of such meeting. Such further notice shall be given as may be required by applicable law.

(a) Annual Meetings of Stockholders.

(1) At any annual meeting of the stockholders, only such nominations of persons for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) as specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly made at the annual meeting, by or at the direction of the Board of Directors or (iii) otherwise properly requested to be brought before the annual meeting by a stockholder of the Corporation who (A) was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.04 was delivered to the secretary of the Corporation and at the time of the annual meeting, (B) shall be entitled to vote at such annual meeting, and (C) complies with the provisions of these Bylaws set forth in Section 2.04 and Section 2.05 as to such nomination or business. Clause (iii) shall be the exclusive means for a stockholder to make nominations or other business proposals before an annual meeting of stockholders (other than (A) matters properly brought under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (B) matters brought pursuant to any other rule under Chapter 14 of the Exchange Act where the SEC has determined that the procedures set forth in such rule supersede any requirements set forth in this Section 2.04, and in each case, matters set forth in the Corporation’s notice of meeting).

(2) Without qualification or limitation, subject to Section 2.04(c)(4) of these Bylaws, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.04(a)(1)(iii), the stockholder, in addition to any other applicable requirements, must have given timely notice thereof (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by Section 2.05) and timely updates and supplements thereof in writing to the secretary of the Corporation and any such proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to the secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice to the secretary of the Corporation (whether given pursuant to this Section 2.04(a)(2) or Section 2.04(b)) shall set forth:

(i) as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (A) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (D) with respect to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement as required by Section 2.05;

(ii) if the notice relates to any business other than the nomination of a director or directors that the stockholder proposes to bring before the meeting, (A) a brief description of the business desired to be brought before the annual meeting, (B) the reasons for conducting such business at the annual meeting, (C) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (D) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (E) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and

(iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates, associates or others acting in concert therewith, (B)(1) the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner and of their respective affiliates, associates or others acting in concert therewith, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including where the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in shares of the underlying class or series of capital stock of the Corporation, through the delivery of cash or other property, or otherwise, and without regard of whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or of any affiliates, associates or others acting in concert therewith, (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any class or series of shares of the Corporation, (4) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, “Short Interests”), (5) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in shares of the Corporation or Derivative Instrument held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, and (7) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (C) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitation of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (D) a representation that the stockholder is a holder of record of stock of the

Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (E) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require (a) to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including with respect to qualifications established by any committee of the Board; (b) to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation; and (c) that could be material to a reasonable stockholder’s understanding of the independence and qualifications, or lack thereof, of such nominee.

(3) In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

(4) Notwithstanding anything in the second and third sentence of paragraph (a)(2) of this Section 2.04 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.04 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that the directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.04 is delivered to the secretary of the Corporation at the time of the special meeting, who is entitled to vote at the meeting and who complies with the provisions of these Bylaws set forth in Section 2.04 and Section 2.05 as to such nomination. The immediately preceding sentence shall be the exclusive means for a stockholder to make nominations before a special meeting of stockholders (other than matters properly brought under Rule 14a-8 or pursuant to any other rule under Chapter 14 of the Exchange Act where the SEC has determined that the procedures set forth in such rule supersede any requirements in this Section 2.04 and set forth in the Corporation’s notice of meeting). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, provided that the stockholder gives timely notice in the same manner as required by paragraph (a)(2) of this Section 2.04 with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2.05) and timely updates and supplements the same in writing to the Secretary of the Corporation. In order to be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

(c) General.

(1) Subject to Section 3.04, only such persons who are nominated in accordance with the procedures set forth in this Section 2.04 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.04. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.04 and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2.04, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.04, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present such nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.04, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of the stockholders.

(2) For purpose of this Section 2.04, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.04 and Section 2.05 of these Bylaws.

(4) Nothing in this Section 2.04 or Section 2.05 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act, (b) of stockholders to request inclusion of nominees in the Corporation’s proxy statement pursuant to any other rule under Chapter 14 of the Exchange Act where the SEC has determined that the procedures set forth in such rule supersede any requirements in this Section 2.04, or (c) of the holders of any series of Preferred Stock, if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws. Subject to Rule 14a-8 and any other rule under Chapter 14 of the Exchange Act where the SEC has determined that the procedures set forth in such rule supersede any requirements in this Section 2.04, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

Section 2.05. Submission of Questionnaire, Representation and Agreement. Any nominee for election as a director of the Corporation that is submitted in accordance with Section 2.04 must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.04) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time.

Section 2.06. Quorum, Adjournment and Manner of Acting.

(a) Quorum and Adjournment. Except as otherwise provided by applicable law, the Certificate of Incorporation or any certificate of designations, the holders of a majority of the total voting power of all classes of the then-outstanding capital stock of the Corporation entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at meetings of stockholders, provided that (i) when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the then-outstanding shares of such class or series present or represented by proxy shall constitute a quorum of such class or series for the transaction of such business and (ii) if the subject matter is one as to which a higher vote is required (as contemplated by the Certificate of Incorporation, these Bylaws or the laws of the State of Delaware) then the holders of that number of shares equal to at least that higher number of outstanding shares of stock of the Corporation having voting power with respect to such subject matter present or represented by proxy shall constitute a quorum at the meeting of stockholders solely for the transaction of business with respect to such subject matter. Whether or not there is a quorum present or represented at any meeting of the stockholders with respect to a particular subject matter, the chairman of the meeting or the holders of a majority of the total voting power of the stock so present shall have the power to adjourn the meeting for any reason or no reason from time to time. No notice of the date, time and place, if any, of adjourned meetings need be given if the date, time and place, if any, and the means of remote communication, if any, by which the stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting of stockholders at which adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and a notice of the adjourned meeting shall be given to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. At any adjourned meeting at which a quorum is present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present, in person or by proxy. Stockholders present at a duly convened meeting of stockholders at which a quorum is present when such meeting of stockholders convenes may continue to transact business until adjournment, notwithstanding the subsequent withdrawal of sufficient stockholders or proxy holders to reduce the total number of voting shares below the number of shares required for a quorum.

(b) Manner of Acting. Election of directors at all meetings of the stockholders at which directors are to be elected, shall be by written or electronic ballot, and, subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, a plurality of the votes cast thereat shall elect directors. In all matters other than the election of directors, as to which no other voting requirement is specified by the DGCL, the affirmative vote of the holders of at least a majority of the total voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter when a quorum for such matter is present or represented by at any meeting of stockholders shall be the act of the stockholders, unless the matter is one upon which, by express provision of applicable law, the Certificate of Incorporation, any certificate of designations, these Bylaws, the rules and regulations of any stock exchange applicable to the Corporation, or pursuant to any regulation applicable to the Corporation or its securities a different vote is required, in which case such express provision shall govern and control the decision of the matter. In the case of a matter submitted for a vote of the stockholders as to which a stockholder approval requirement is applicable under the stockholder approval policy of the Nasdaq Stock Market, Inc. or any other exchange or quotation system on which the capital stock of the Corporation is quoted or traded, the requirements of Rule 16b-3 under the Exchange Act or any provision of the Internal Revenue Code, in each case for which no higher voting requirement is specified by the DGCL, the Certificate of Incorporation or these Bylaws, the vote required for approval shall be the requisite vote specified in such stockholder approval policy, Rule 16b-3 or Internal Revenue Code provision, as the case may be (or the highest such requirement if more than one is applicable). For the ratification of the appointment of independent public accountants (if submitted for a vote of the stockholders), the vote required for approval shall be a majority of the votes cast on the matter. Broker non-votes and abstentions will be considered for purposes of establishing a quorum with respect to a particular proposal but will not be considered as votes cast for, against or withheld with respect to any proposal or director nominee. No stockholder shall be entitled to exercise any right of cumulative voting.

Section 2.07. Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own capital stock owned by it or any of its subsidiaries; and such shares shall not be counted in determining the total number of outstanding shares of the Corporation’s capital stock.

Section 2.08. Organization. At every meeting of the stockholders, the chairman of the board, if there be one, or in the case of a vacancy in the office or absence of the chairman of the board, the chief executive officer, or in the case of a vacancy in the office or absence of the chief executive officer, the president, or in the case of a vacancy in the office or absence of the president, such other officer or director of the Corporation designated by the Board of Directors, shall act as chairman of the meeting of the stockholders. The secretary, or, in the absence of the secretary, an assistant secretary, or in the absence of the secretary and the assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting of the stockholders.

Section 2.09. Conduct of Business. The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the chairman of the meeting. The chairman of the meeting shall have all the powers and authority vested in a presiding officer by law or practice without restriction, including, without limitation, the authority, in order to conduct an orderly meeting, to announce the date and time of the opening and closing of the polls, to impose reasonable limits on the amount of time at the meeting taken up in remarks by any one stockholder and to declare any business not properly brought before the meeting to be out of order. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.10. Voting.

(a) General Rule. Unless otherwise provided in the Certificate of Incorporation or any certificate of designations, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock having voting power registered in the name of such stockholder on the books of the Corporation on the record date for the meeting.

(b) Voting by Proxy. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by applicable law) by the stockholder, or by his or her duly authorized attorney in fact. Such proxy must be filed with secretary of the Corporation or his or her representative at or before the time of the meeting. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

Section 2.11. Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare, or direct the preparation of, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information received to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.11 or to vote in person or by proxy at any meeting of stockholders.

Section 2.12. Inspectors of Election. In advance of any meeting of stockholders, the Board of Directors may appoint one or more inspectors, who may be employees of the Corporation and who need not be stockholders, to act at the meeting or any adjournment thereof and to make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the person’s best ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 2.13. Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

2.14 Action by Written Consent.

(a) Unless otherwise provided in the Certificate of Incorporation or by applicable law, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting and without a vote, if consents in writing, solicited, executed and delivered in accordance with these Bylaws, the Certificate of Incorporation and applicable law, setting forth the action so taken, shall be signed and delivered to the Corporation and not revoked by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Notwithstanding anything in these Bylaws to the contrary, no action may be taken by the stockholders by written consent except in accordance with these Bylaws and the Certificate of Incorporation.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. No action by consent shall be effective unless a stockholder, prior to soliciting any written consents with respect of such action, shall have, by written notice to the secretary, requested that the Board of Directors fix a record date and have subsequently solicited consents with respect to such proposed action from all holders of the applicable class of shares of outstanding stock as of the record date for such consents. Delivery of any request to fix a record date shall be by hand, by registered U.S. mail, or by courier service to the attention of the secretary at the principal offices of the Corporation.

(c) The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such written notice is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 2.14(c) or otherwise within ten (10) days after the date on which written notice of the request to fix a record date is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of such ten (10) day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 2.14(c), the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board of Directors is required by applicable law shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(d) In the event of the delivery, in the manner provided by this Section 2.14 and applicable law, to the Corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 2.14 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 2.14(d) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(e) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the earliest dated written consent received in accordance with this Section 2.14, a valid written consent or valid written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation in the manner prescribed in this Section 2.14 and applicable law, and not revoked.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01. Powers. All powers vested by law in the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

Section 3.02. Number. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall be fixed, and may be increased or decreased from time to time, exclusively by a resolution adopted by a majority of the entire Board of Directors then in office. Directors are not required to be residents of the State of Delaware or stockholders of the Corporation.

Section 3.03. Term of Office. Directors shall hold office until the next annual meeting of stockholders and until their successors have been elected and qualified, except in the event of death, resignation, retirement, disqualification or removal.

Section 3.04. Vacancies. Subject to applicable law and the rights of the holders of any series of preferred stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death or other incapacity, resignation, retirement, disqualification, or removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director so chosen shall hold office until his or her successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

Section 3.05. Removal. Except as otherwise provided by a certificate of designations, any director or the entire Board of Directors may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of not less than 80% of the total voting power of all classes of the then-outstanding capital stock of the Corporation entitled to vote generally in the election of directors at a special meeting duly called for such purpose.

Section 3.06. Resignations. Any director or committee member may resign at any time by giving notice in writing or by electronic transmission of his or her resignation to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.07. Organization. At every meeting of the entire Board of Directors, the chairman of the board, if there be one, or in the case of a vacancy in the office or absence of the chairman of the board, such other officer or director of the Corporation designated by the Board of Directors, shall act as chairman of the meeting of the Board of Directors. The secretary, or, in the absence of the secretary, an assistant secretary, or in the absence of the secretary and the assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting of the entire Board of Directors. Notwithstanding any other provision in this Section 3.07 of the Bylaws to the contrary, in the case of executive sessions of the independent directors, the chairman of the meeting and the secretary of the meeting shall be an independent director.

Section 3.08. Place of Meeting. Meetings of the Board of Directors, both regular and special, shall be held at such place, if any, within or outside the State of Delaware, as the Board of Directors may from time to time determine, or as may be designated in a notice of the meeting.

Section 3.09. Regular Meetings. Regular meetings of the Board of Directors shall be held without any required notice (except for regular meetings at which the directors will consider amendments to these Bylaws as provided in Section 8.11 of these Bylaws) at such date, time and place, if any, as the directors shall determine at a prior meeting.

Section 3.10. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the chairman of the board, by a majority of the directors then in office or by the chief executive officer of the Corporation. The persons authorized to call special meetings of the Board of Directors may fix the date, time and place, if any, of the meetings.

Section 3.11. Notice. Notice of any special meeting of the Board of Directors or regular meeting of the Board of Directors if required by these Bylaws shall be given to each director at his or her business or residence (as he or she may specify) in writing by hand delivery, first-class mail, overnight mail or courier service, confirmed facsimile transmission or electronic transmission (as that term is defined in Section 232 of the DGCL) or orally by telephone. Subject to Section 8.11 in the event of any proposed amendment to these Bylaws, notice of special meetings of the Board of Directors shall be given to each director at least twenty-four (24) hours prior to the time of such meeting (unless such notice is waived). The notice shall state the time, date and place, if any, of the meeting of the Board of Directors. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws, as provided in Section 8.11 of these Bylaws or with respect to any other matter where notice is required by law.

Section 3.12. Quorum, Manner of Acting and Adjournment. Except as otherwise provided in Section 3.04 of these Bylaws, by applicable law, by the Certificate of Incorporation or by any certificate of designations, at all meetings of the Board of Directors, (a) the presence of a majority of the total number of directors shall constitute a quorum for the transaction of business, and (b) the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 3.13. Action Without Meeting Unless otherwise restricted by the Certificate of Incorporation or any certificate of designations, any action required or permitted to be taken at any meeting of the Board of Directors or a committee thereof may be taken without a meeting if all members of the Board of Directors or the committee, as the case may be, consent thereto in writing or by electronic transmission (as that term is defined in Section 232 of the DGCL), and the writing or writings or electronic transmission are filed with the minutes of proceedings of the Board of Directors or the committee in accordance with applicable law.

Section 3.14. Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors, or such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.15. Committees of the Board.

(a) The Board of Directors may designate from among its members one or more committees, each consisting of one or more directors. Committee members may be removed from a committee by a majority vote of the directors then in office. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. The designation of a committee, and the delegation of authority to it, shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. No member of any committee shall continue to be a member thereof after ceasing to be a director of the Corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of any committee, to fill vacancies thereon, to change any member thereof and to change the functions or terminate the existence thereof. Any member of any such committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a member of a committee shall not itself create contract rights.

(b) A majority of the number of members of any such committee shall constitute a quorum for the transaction of business unless a greater number of members is required by a resolution adopted by the Board of Directors. The act of the majority of the members of a committee present at any meeting at which a quorum is present shall be the act of the committee, unless the act of a greater number is required by a resolution adopted by the Board of Directors. Any such committee, to the extent permitted by applicable law and provided by resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) amending the Certificate of Incorporation; (ii) adopting an agreement of merger or consolidation; (iii) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets; (iv) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or (v) amending the Bylaws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to (x) declare a dividend, (y) authorize the issuance of stock or (z) adopt a certificate of ownership and merger with respect to the merger into the Corporation of a subsidiary of which at least ninety (90) percent of the outstanding shares of each class are owned by the Corporation. Any action taken by any committee of the Board of Directors shall be promptly recorded in the minutes and filed with the Secretary of the Corporation.

(c) The Board of Directors may appoint a chairman from among the members of the committee. If the Board of Directors does not appoint a chairman of the committee, the committee members may designate a chairman from among the members of the committee. The chairman shall preside at all committee meetings and the secretary of the committee shall keep a record of its acts and proceedings. Regular meetings of a committee, of which no notice shall be necessary, shall be held on such days and at such places as shall be fixed by resolution adopted by the committee. Special meetings of a committee shall be called at the request of the President or of any member of the committee, and shall be held upon such notice as is required by these Bylaws for special meetings of the Board of Directors, provided that notice by word of mouth or telephone shall be sufficient if received in the city where the meeting is to be held not later than the day immediately preceding the day of the meeting. Except as otherwise provided by the Board of Directors, meetings of any committee shall be conducted in accordance with these Bylaws.

Section 3.16. Compensation. The majority of the entire Board of Directors shall have the authority to fix the amount of compensation and reimbursement for expenses for attendance of meetings of directors and any committee members.

ARTICLE IV

OFFICERS

Section 4.01. Officers. The officers of the Corporation shall be a chief executive officer, a president, one or more vice presidents (who may be designated as area presidents) and a secretary. The Board of Directors may appoint such other officers and agents, including without limitation, a chairman of the board, a chief financial officer, a treasurer, assistant vice presidents, assistant secretaries and assistant treasurers, in each case as the Board of Directors shall deem necessary or appropriate, who shall exercise such powers and perform such duties as shall be determined by the Board of Directors. Any two or more offices may be held by the same person. The chairman of the board, if one is elected, shall be elected from among the directors. None of the other officers need be a director, and none of the officers need be a stockholder of the Corporation.

Section 4.02. Election and Term of Office. Each officer of the Corporation shall hold office for such term as may be prescribed by the Board of Directors until his or her successor is chosen and qualified or until his or her earlier death or disqualification or the effective date of his or her resignation or removal. Election or appointment of an officer, agent, or employee shall not of itself create any contractual rights. All officers, agents and employees of the Corporation shall respectively have such authority and perform such duties in the conduct and management of the Corporation as may be delegated by the Board of Directors or these Bylaws.

Section 4.03. Removal and Resignation. Any officer, agent or employee elected may be removed at any time by the Board of Directors with or without cause by the affirmative vote of a majority of the Board of Directors but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the Corporation, but such resignation shall be without prejudice to the contractual rights, if any, of the Corporation under any contract with such officer. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.04. Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled at any time and from time to time by the Board of Directors.

Section 4.05. Compensation. The compensation of all officers, agents and employees of the Corporation shall be fixed by the Board of Directors or pursuant to its direction; provided however that no officer shall be prevented from receiving compensation by reason of serving as a director and provided further that no officer shall also receive compensation by reason of such officer also serving as a director.

Section 4.06. Chairman of the Board. The chairman of the board, if one is elected, shall preside at all meetings of the Board of Directors and of the stockholders of the Corporation. The chairman of the board shall formulate and submit to the Board of Directors matters of general policy for the Corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors or these Bylaws. While other officers of the Corporation need not be directors of the Corporation, the chairman of the board must be a director to be eligible for such office.

Section 4.07. Chief Executive Officer. The chief executive officer shall have the executive responsibility for the general and active management of the business and affairs of the Corporation. If there is no chairman of the board or during the absence or disability of the chairman of the board (and, in either case, so long as the chief executive officer is a member of the Board of Directors), the chief executive officer shall exercise all of the powers and discharge all of the duties of the chairman of the board. The chief executive officer shall possess power to sign all certificates, contracts and other instruments of the Corporation. The chief executive officer shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors. The chief executive officer shall, in the absence of the chairman of the board (and, in the case of meetings of the Board of Directors, so long as the chief executive officer is a member of the Board of Directors), preside at all meetings of the stockholders and the Board of Directors. The chief executive officer shall keep the Board of Directors fully informed and shall consult them concerning the business of the Corporation, and in general shall perform all other duties normally incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 4.08. President. The president of the Corporation shall be the principal operating and administrative officer of the Corporation. The president shall possess power to sign all certificates, contracts and other instruments of the Corporation, except as otherwise limited by the chief executive officer of the Corporation. Unless otherwise provided by the Board of Directors, the president may, in the absence or incapacity of the chief executive officer, perform duties and exercise the powers of the chief executive officer. The president shall perform all such other duties as are incident to the office of president and such other duties as may be prescribed by the chief executive officer or the Board of Directors from time to time.

Section 4.09. Vice Presidents. In the absence or incapacity of the president, or in the event of his or her inability or refusal to act, the vice presidents (in order of their seniority) shall perform the duties and exercise the powers of the president. The vice presidents shall perform such other duties as from time to time may be assigned to them by the chief executive officer, the president or the Board of Directors.

Section 4.10. Secretary. The secretary shall (a) attend all meetings of the stockholders, the Board of Directors and committees of directors and record all votes and minutes of such meetings (except as otherwise provided in Section 3.07 of these Bylaws regarding executive sessions), (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by applicable law, (c) be custodian of the corporate records and of the seal of the Corporation and affix the seal of the Corporation to any instrument requiring it, and when so affixed, it shall be attested by his or her signature or by the signature of the treasurer or any assistant secretary, provided however, that the affixing of the seal of the Corporation to any document or instrument specifically shall not be required in order for such document or instrument to be binding on, or the official act of, the Corporation, and the signature of any authorized officer, without the seal of the Corporation shall be sufficient for such purposes. (d) keep or cause to be kept a register of the mailing address of each stockholder which shall be furnished by such stockholder, (e) have general charge of the stock transfer books of the Corporation and (f) in general, perform all duties normally incident to the office of secretary and such other duties as from time to time may be assigned by the chief executive officer, the president or the Board of Directors.

Section 4.11. Treasurer. If a treasurer is appointed, if required by the Board of Directors the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. The treasurer, if one is appointed, shall (a) have charge and custody of, and be responsible for, all funds and securities of the Corporation, (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors, and (c) in general, perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the chief executive officer, the president or the Board of Directors.

Section 4.12. Assistant Secretaries and Assistant Treasurers. The assistant secretaries and assistant treasurers, if appointed, shall, in general, perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the chief executive officer, the president or the Board of Directors. The assistant secretaries and assistant treasurers shall, in the absence or incapacity of the secretary or treasurer, respectively, perform all functions and duties that such absent or incapacitated officers may delegate, but such delegation shall not relieve the absent or incapacitated officer from the responsibilities and liabilities of his or her office. The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such surety or sureties as the Board of Directors shall determine.

ARTICLE V

STOCK

Section 5.01. Certificates of Stock. The shares of the Corporation shall be represented by certificates unless the Board of Directors shall by resolution provide that some or all of any class or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation. Notwithstanding the adoption of any resolution providing for uncertificated shares, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate signed by, or in the name of the Corporation by, an appropriate officer of the Corporation, representing the number of shares registered in certificate form.

Stock certificates of the Corporation shall be in such form as approved by the Board of Directors or an appropriate officer of the Corporation from time to time. The stock record books and the blank stock certificate books shall be kept by the secretary or by any agency designated by the Board of Directors for that purpose. The stock certificates of the Corporation shall be numbered and registered in the stock ledger and transfer books of the Corporation as they are issued.

Any or all of the signatures upon the stock certificates of the Corporation may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued with the same effect as if the signatory were such officer, transfer agent or registrar at the date of its issue.

Section 5.02. Transfer. Transfers of shares shall be made on the share register or transfer books of the Corporation only upon surrender, in the case of certificated shares, of the certificate therefor, endorsed by the person(s) named in the certificate or by an attorney lawfully constituted in writing, or otherwise properly assigned, and upon the presentation of such evidences of ownership of the shares and validity of assignment as the Corporation may require (or with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by applicable law). No transfer of shares shall be made that is inconsistent with the provisions of applicable law.

Section 5.03. Lost, Stolen, Destroyed or Mutilated Certificates. The Board of Directors may direct a new certificate of stock or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, destroyed or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, destroyed or mutilated. When authorizing (a) such issue of new certificate or certificates, or (b) if the Board of Directors has provided by resolution that the applicable stock shall be uncertificated, such issue of uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require any or all of the following: (i) the owner of such lost, stolen, destroyed or mutilated certificate, or the legal representative of the owner, to give the Corporation a bond or agreement of indemnity in such form and amount and with such surety (or without surety) sufficient in the discretion of the Board of Directors to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft, destruction, or mutilation of such certificate or the issuance of such new certificate or certificates or uncertificated shares, (ii) additional evidence of the loss, theft, destruction or mutilation claimed, (iii) advertisement of the loss in such a manner as the Board of Directors may direct or approve, and (iv) the order or approval of a court.

Section 5.04. Record Holder of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of the Corporation’s capital stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by applicable law.

ARTICLE VI

INDEMNIFICATION

Section 6.01. Right to Indemnification. The Corporation, to the fullest extent permitted or required by the DGCL or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), shall indemnify and hold harmless any person who is or was made a party, or is threatened to be made a party, or who is or was involved in any manner (including, without limitation, as a witness), in any threatened, pending or completed investigation, claim, action, suit or proceeding or by any other person, governmental authority or instrumentality, whether civil, criminal, administrative, or investigative (collectively, a “Proceeding”), by reason of the fact that such person, or a person of whom he or she is or was the legal representative, (a) is or was a director or officer of the Corporation, or (b) while a director or officer of the Corporation, is or was serving at the request of the Corporation, or subsidiary of the Corporation, as a director, officer, employee, trustee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise (including service with respect to employee benefit plans maintained or sponsored by the Corporation) (collectively, an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer or employee of the Corporation or in any other capacity while serving as a director, officer, employee, trustee or agent at the request of the Corporation, against all losses, expenses (including, without limitation, attorney fees and other fees and disbursements), liabilities, judgments, fines, Employee Retirement Income Security Act of 1974 excise taxes or penalties and amounts paid or to be paid in settlement actually and reasonably incurred (collectively, “Expenses”) by the Indemnitee in connection with such Proceeding; provided, however, that, except as provided in this Article VI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if the initiation of such Proceeding (or part thereof) was authorized by the Board of Directors provided, however, that this prohibition shall not apply to indemnification or reimbursement limited to and arising out of any counter-claim, cross-claim or third-party claim brought against an Indemnitee in any Proceeding.

Section 6.02. Determination of Entitlement to Indemnification. To obtain indemnification under this Article VI, an Indemnitee shall submit to the Corporation a written request, including such documentation and information as is reasonably available to the

Indemnitee and as is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (“Supporting Documentation”). Upon written request by an Indemnitee for indemnification pursuant to the first sentence of this Section 6.02 of the Bylaws, a determination, if required by applicable law, with respect to the Indemnitee’s entitlement thereto shall be made as follows: (a) if requested by the Indemnitee, by Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors (a copy of which will be delivered to the Indemnitee), or (b) if no request is made by the Indemnitee for a determination by Independent Counsel, (i) by a majority vote of Disinterested Directors (as hereinafter defined), even though less than a quorum, or (ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, or (iii) if there are no Disinterested Directors or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee, or (iv) by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the Indemnitee, Independent Counsel shall be selected by the Board of Directors, but only Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change in Control (as hereinafter defined) shall have occurred within two (2) years prior to the date of the commencement of the Proceeding for which indemnification is claimed, Independent Counsel shall be selected by the Indemnitee, but only Independent Counsel to which the Board of Directors does not reasonably object, unless the Indemnitee shall request that such selection be made by the Board of Directors. If it is determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within twenty (20) days after such determination.

Section 6.03. Presumptions and Effect of Certain Proceedings. An Indemnitee seeking indemnification shall be presumed to be entitled to indemnification upon submission of a written request and all Supporting Documentation, and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 6.02 of these Bylaws to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within sixty (60) days after receipt of a written request therefor (together with all Supporting Documentation), the Indemnitee seeking indemnification shall be deemed to be, and shall be, entitled to indemnification unless (a) the Indemnitee intentionally misrepresented or failed to disclose a material fact in the written request for indemnification or in any Supporting Documentation or (b) such indemnification is prohibited by the DGCL. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee (i) did not act in good faith and in a manner which the Indemnitee reasonably believed to be in, or at least not opposed to, the best interests of the Corporation or (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful. Furthermore, the knowledge or actions or failure to act of any other director, officer, employee or agent of the Corporation or other enterprise, as applicable, shall not be imputed to the Indemnitee for purposes of determining the Indemnitee’s entitlement to indemnification under this Article VI.

Section 6.04. Advancement of Expenses. Expenses incurred by an Indemnitee in defending a Proceeding shall, to the fullest extent not prohibited by law, be paid by the Corporation in advance of the final disposition of such Proceeding and within twenty (20) days of receipt by the secretary of the Corporation of (a) a written request therefor setting forth the basis for such indemnification provided, that an Indemnitee shall repay, without interest, any amounts actually advanced to such Indemnitee that, at the final disposition of the proceeding to which the advances related, were in excess of amounts paid or payable by such Indemnitee in respect of expenses relating to, arising out of or resulting from such proceeding; and, provided, further, that, if the DGCL requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Section 6.04 or otherwise. Such advances shall be made on an unsecured basis, shall be interest-free and shall be made without regard to the Indemnitee’s ability to repay such amounts and without regard to the Indemnitee’s ultimate entitlement to indemnification under this Article VI or otherwise.

Section 6.05. Remedies of the Indemnitee.

(a) In the event that a determination is made pursuant to Section 6.02 of these Bylaws that the Indemnitee is not entitled to indemnification under this Article VI, (i) the Indemnitee shall be entitled to seek an adjudication of entitlement to such indemnification either, at the Indemnitee’s sole option, (A) in an appropriate court of the State of Delaware or any other court of competent jurisdiction or (B) in an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, (ii) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination, and (iii) in any such judicial proceeding or arbitration, the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Article VI.

(b) If a determination shall have been made or deemed to have been made, pursuant to this Article VI of the Bylaws, that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within twenty (20) days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (i) the Indemnitee intentionally misrepresented or failed to disclose a material fact in the written request for indemnification or in any Supporting Documentation or (ii) such indemnification is prohibited by the DGCL. In the event that (A) advancement of Expenses is not timely made pursuant to Section 6.04 of these Bylaws or (B) payment of indemnification is not made within twenty (20) days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to this Article VI, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation’s obligation to pay the Indemnitee such advancement of Expenses and indemnification.

(c) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 6.05 of the Bylaws that the procedures and the presumptions of this Article VI are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article VI.

(d) The Corporation shall indemnify the Indemnitee against, and the Indemnitee shall be entitled to recover from the Corporation, any Expenses actually and reasonably incurred in connection with any judicial adjudication or arbitration commenced pursuant to this Section 6.05 of the Bylaws to enforce his or her rights under, or to recover damages for breach of, this Article VI.

Section 6.06. Definitions. For purposes of this Article VI:

(a) “Change in Control” means any of the following events: (i) the acquisition in one or more transactions by any “person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) of beneficial ownership of shares representing at least a majority of the total voting power of the Corporation; or (ii) consummation by the Corporation, in a single transaction or series of related transactions, of (A) a merger or consolidation involving the Corporation if the stockholders of the Corporation immediately prior to such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation, at least a majority of the total voting power of the outstanding voting securities of the entity resulting from such merger or consolidation (B) a sale, conveyance, lease, license, exchange or transfer (for cash, shares of stock, securities, other consideration or any combination thereof) of a majority or more of the assets or earning power of the Corporation or (C) during any period of twenty-four (24) consecutive months, a majority of the members on the Board of Directors cease to be persons who were either (i) nominated by the Board of Directors or (ii) appointed by directors so nominated. Notwithstanding the foregoing, a “Change in Control” shall not be deemed to occur solely because a majority or more of the total voting power of the Corporation is acquired by (a) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Corporation or any of its subsidiaries or (b) any corporation that, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Corporation in the same proportion as their ownership of stock in the Corporation immediately prior to such acquisition.

(b) “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board of Directors, after) the adoption of these Bylaws and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(c) “Disinterested Director” means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

(d) “Independent Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or the Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification under this Article VI. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights under this Article VI.

(e) Actions “not opposed to the best interests of the Corporation” shall include, without limitation, actions taken in good faith and in a manner the Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan.

Section 6.07. Insurance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or who while a director or officer is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (“D&O Insurance”), against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the DGCL or the provisions of this Article VI. Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain D&O Insurance if the Corporation determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or such person is covered by similar insurance maintained by a subsidiary of the Corporation or by another person pursuant to a contractual obligation owed to the Corporation or such person. In the event of any payment hereunder, the Corporation shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights. The Corporation shall not be liable under this Article VI to make any payment of amounts otherwise indemnifiable hereunder if, and to the extent that, Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

Section 6.08. Scope of Article VI. The rights conferred in this Article VI shall not be exclusive of any other right that any person seeking indemnification or payment of Expenses may have or hereafter acquire under any statute, provision of these Bylaws, the Certificate of Incorporation, a certificate of designations, any agreement, vote of stockholders or Disinterested Directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office or directorship. The rights provided by or granted pursuant to this Article VI (a) shall be contract rights and (b) shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 6.09. Reliance on Provisions. Each person who shall act as a director or officer of the Corporation, or as the legal representative of such person, or who while a director or officer serves at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article VI. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an Indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 6.10. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to advancement by the Corporation of any expenses incurred in defending any Proceeding, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification of and advancement of Expenses to directors and officers of the Corporation.

Section 6.11. Severability. If this Article VI or any portion thereof shall be held to be invalid, illegal or unenforceable on any ground by any court of competent jurisdiction, then (a) the Corporation shall nevertheless advance expenses, indemnify and hold harmless each Indemnitee as to Expenses with respect to any Proceeding to the fullest extent permitted by (i) any applicable portion of this Article VI that shall not have been invalidated, (ii) the DGCL or (iii) any other applicable law, and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 6.12. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Article VI is unavailable to an Indemnitee for any reason whatsoever, the Corporation, in lieu of indemnifying the Indemnitee, shall contribute to the amount incurred by the Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and or for Expenses, in connection with any Proceeding, in proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by the Corporation and the Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding, and/or (b) the relative fault of the Corporation (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

ARTICLE VII

NOTICE

Section 7.01 Methods of Giving Notice, Receipt and Delivery.

(a) Whenever by law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director, member of any committee or stockholder, and no provision is made as to how such notice shall be given, personal notice is not required and any such notice may be given (i) in writing, by mail, postage prepaid, addressed, in the case of a director or committee member, to such person at such person’s address as it appears on the books of the Corporation and, in the case of a stockholder, to the stockholder at the stockholder’s address as it appears on the records of the Corporation (unless such stockholder shall have filed with the secretary at the Corporation’s principal office a written request that notices be mailed to some other address, in which case it shall be directed to the stockholder at such other address), (ii) by any other method permitted by law (including but not limited to overnight courier service or by electronic transmission as such term is defined in Section 232 of the DGCL), or (iii) with respect to directors and members of any committee only, notice may be given orally or by telephone. Without limiting the manner by which notice may otherwise be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided by Sections 222 and 232 of the DGCL. If mailed, notice to a director, committee member or stockholder shall be deemed to be given when deposited in the United States mail, with postage prepaid, addressed as set forth above. If sent by overnight courier service or by electronic transmission, notice to a director, committee member or stockholder shall be deemed to be given on the day it is delivered to the overnight courier service or directed, transmitted or sent, as the case may be. An affidavit of the secretary or an assistant secretary, a proxy solicitor hired by the Corporation or the transfer agent of the Corporation that a notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated in the affidavit.

(b) Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the Corporation under any provision of applicable law, the Certificate of Incorporation, or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice permitted under this Section 7.01, shall be deemed to have consented to receiving such single written notice.

(c) Whenever by law, the Certificate of Incorporation or these Bylaws notice is required to be given to or received by the Corporation or the secretary, personal notice is not required and any such notice may be given (i) in writing, by mail, postage prepaid, addressed to the Corporation or the secretary at the Corporation’s principal office, (ii) by overnight courier service addressed to the Corporation or the secretary at the Corporation’s principal office or (iii) by electronic transmission, but only if actual receipt of such electronic transmission by the Corporation or the secretary is acknowledged by an officer of the Corporation in writing or by return electronic transmission. If mailed, notice to the Corporation shall be deemed to be received two (2) business days after such notice is deposited in the United States mail, with postage prepaid, addressed to the Corporation at its principal place of business. If sent by overnight courier service or by electronic transmission, notice to the Corporation shall be deemed to be given on the day the notice is actually delivered to the Corporation by the courier service or on the date of acknowledgement of receipt of the electronic transmission as set forth in the forgoing sentence.

Section 7.02. Waiver of Notice. Whenever any notice is required to be given to any stockholder, director or committee member of the Corporation under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission (as that term is defined in Section 232 of the DGCL) whether before or after the time stated therein, shall be deemed equivalent to the timely and proper giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01. Dividends. Subject to applicable law and the restrictions contained in the Certificate of Incorporation, if any, or any certificate of designations, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation.

Section 8.02. Contracts. Except as otherwise provided by applicable law, the Certificate of Incorporation, any certificate of designations or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. The chief executive officer, the president or such other persons as the Board of Directors so determines may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors, the chief executive officer, the president or such other persons as the Board of Directors so determines may delegate contractual powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such person of responsibility with respect to the exercise of such delegated power.

Section 8.03. Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the chief executive officer, the president or any other appropriate officer of the Corporation may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes that the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed, in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper.

Section 8.04. Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 8.05. Corporate Seal. The Corporation shall have a corporate seal, which shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 8.06. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any director or officer of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 8.07. Checks, Notes, Etc. All checks, notes and evidences of indebtedness of the Corporation shall be signed by such person or persons as the Board of Directors may from time to time designate and in such manner as shall from time to time be determined by resolution of the Board of Directors. Such authority may be general or confined to specific instances as the Board of Directors may determine.

Section 8.08. Reliance upon Books, Reports and Records. Each director, board committee member, officer and assistant officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or documents presented to the Corporation by any of its other officers, employees, board committees, or by any other person as to matters that such director, board committee member, officer or assistant officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 8.09. Corporate Records.

(a) Examination by Stockholders. Every stockholder shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business, for any proper purpose, the stock ledger, list of stockholders, books or records of account, and records of the proceedings of the stockholders, directors or board committees, and to make copies or extracts therefrom. A “proper purpose” shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business. Where the stockholder seeks to inspect the books and records of the Corporation, other than its stock ledger or list of stockholders, the stockholder shall first establish (i) that the stockholder has complied with the provisions of this Section 8.09 of the Bylaws respecting the form and manner of making demand for inspection of such documents and (ii) that the inspection sought is for a proper purpose. Where the stockholder seeks to inspect the stock ledger or list of stockholders of the Corporation and has complied with the provisions of this Section 8.09 of the Bylaws respecting the form and manner of making demand for inspection of such documents, the burden of proof shall be upon the Corporation to establish that the inspection sought is for an improper purpose.

(b) Examination by Directors. Each director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to the person’s position as a director.

Section 8.10. Amendment of Bylaws. These Bylaws may be altered, amended or repealed or new Bylaws may be approved at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given not less than forty-eight (48) hours prior to the meeting; provided, however, that, in the case of alterations, amendments, repeals or the adoption of new Bylaws by the Board of Directors, notwithstanding any other provision of these Bylaws or any provision of applicable law that might otherwise permit a lesser vote or no vote, the affirmative vote of a majority of the members of the Board of Directors shall be required to alter, amend or repeal any provision of these Bylaws or to approve new Bylaws. In the case of alterations, amendments, repeals or the adoption of new Bylaws by the stockholders, the affirmative vote of the holders of a least a majority of the total voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be required to alter, amend or repeal any provision of these Bylaws or to approve new Bylaws.